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                                   EXHIBIT 21
                  SUBSIDIARIES OF ACACIA RESEARCH CORPORATION

    The significant subsidiaries of Acacia Research Corporation are:

                                                                                                    STATE OF
NAME                                                                                             INCORPORATION
--------------------------------------------------------------------------------------------  --------------------
CombiMatrix Corporation                                                                            California

MerkWerks Corporation                                                                              California

Greenwich Information Technologies LLC                                                              Delaware

Signature-mail.com llc                                                                              Delaware

Soundview Technologies Incorporated                                                                 Delaware

Whitewing Labs, Inc.                                                                                Delaware
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